UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12127	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 6, 2017, Empire Resources, Inc., a Delaware corporation (the “Company”), Ta Chen Stainless Pipe Co., Ltd., a Taiwan corporation (“Parent”), and Ta Chen Investment Corporation., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into the Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated March 30, 2017, by and among Parent, Merger Sub and the Company (the “Merger Agreement”).

The Merger Agreement and the Amendment are part of a series of related transaction in which Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a price of $7.00 per share of Common Stock (the “Offer Price”), subject to any required withholding of taxes, net to the selling stockholder in cash without interest. As soon as practicable following acceptance for payment of the shares of Common Stock pursuant to the Offer, Merger Sub will be merged with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Merger to be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Common Stock not purchased in the Offer (other than shares of Common Stock for which the holder thereof has properly demanded the appraisal of such shares in accordance with, and has complied in all respects with, the DGCL) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price and each option to acquire shares of Common Stock will be converted into the right to receive the difference between the Offer Price and the exercise price of the stock option.

The Amendment amends the Merger Agreement to provide that (1) the Initial Expiration Date (as defined in the Merger Agreement) shall be twenty (20) business days from the date that the Offer is commenced and (2) Merger Sub must commence the Offer on or prior to the sixth (6th) day following the date of the Merger Agreement.

The board of directors of the Company (the “Board”) unanimously approved the Amendment.

The foregoing summary of the material terms of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Additional Information

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. Those materials and all other documents filed by the Company, Parent or Merger Sub with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to the Company.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from the anticipated benefits of the transaction; statements regarding the expected timing of the completion of the transaction; the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the transaction; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as the tender offer documents to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 6, 2017, among Ta Chen Stainless Pipe Co., Ltd., Ta Chen Investment Corporation and Empire Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire Resources, Inc.

Date: April 6, 2017	By:	/s/ Sandra Kahn
		Name:	Sandra Kahn
		Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 6, 2017, among Ta Chen Stainless Pipe Co., Ltd., Ta Chen Investment Corporation and Empire Resources, Inc.